                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant | |

Check the appropriate box:

      | |   Preliminary Proxy Statement

      | |   Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)2))

      |X|   Definitive Proxy Statement

      | |   Definitive Additional Materials

      | |   Soliciting Material Pursuant to ss.240.14a-12

                               AMCOMP INCORPORATED
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                  (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

      Payment of filing fee (Check the appropriate box):

      |X|   No fee required.

      | |   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other  underlying  value of  transaction  compared pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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      | |   Fee paid previously with preliminary materials.

      | |   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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      (2)   Form, Schedule or Registration Statement no.:

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      (3)   Filing Party:

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      (4)   Date Filed:

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                               AMCOMP INCORPORATED
                              701 U.S. HIGHWAY ONE
                         NORTH PALM BEACH, FLORIDA 33408

                              --------------------

                  NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 2007

                              --------------------

To Our Stockholders:

      NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the
"Meeting") of AmCOMP INCORPORATED, a Delaware corporation (the "Company"), will be held on May 30, 2007 at the Palm Beach Gardens Marriott, 4000 RCA Boulevard,
Palm Beach Gardens, Florida 33410 at 9:00 a.m. local time, for the following purposes:

      --    To elect six (6) members of the Board of Directors to serve until the 2008 Annual Meeting of Stockholders and until their successors have been duly elected and qualify;

      --    To ratify the appointment of Johnson Lambert & Co. LLP as the
            Company's independent auditors for the fiscal year ending December
            31, 2007; and

      --    To transact such other business as may properly be brought before the Meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 12, 2007 as the record date for the Meeting. Only stockholders of record on the stock transfer books of the Company at the close of business on that date are entitled to notice of, and to vote at, the Meeting.

      A complete list of the Company's stockholders entitled to vote at the
Meeting will be available for inspection at the Company's corporate office at
701 U.S. Highway One, North Palm Beach, Florida 33408, during normal business hours for 10 days prior to the Meeting. The Company's stockholder list will also be available at the Meeting.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. THE
COMPANY URGES YOU TO PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE
ENCLOSED ENVELOPE.

      ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT AT ANY TIME BEFORE THE PROXY
IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY,
BY SUBMITTING A LATER DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN
PERSON.

                        By Order of the Board of Directors,

                        /s/ George E. Harris
                        -----------------------------------
                        GEORGE E. HARRIS, Secretary

Dated:  April 23, 2007

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN,
DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               AMCOMP INCORPORATED
                              701 U.S. HIGHWAY ONE
                         NORTH PALM BEACH, FLORIDA 33408

                              --------------------

                                 PROXY STATEMENT
                                       FOR
                       2007 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 30, 2007

                              --------------------

                                  INTRODUCTION

      This Proxy Statement and the accompanying proxy are being furnished to stockholders by the Board of Directors of AmCOMP Incorporated, a Delaware
corporation (the "Company"), in connection with the solicitation of the accompanying proxy for use at the 2007 Annual Meeting of Stockholders of the
Company (the "Meeting") to be held on Wednesday, May 30, 2007 at the Palm Beach
Gardens Marriott, 4000 RCA Boulevard, Palm Beach Gardens, Florida 33410, at 9:00
a.m., local time, or at any adjournments thereof.

      The principal executive offices of the Company are located at 701 U.S.
Highway One, North Palm Beach, Florida 33408. The approximate date on which this
Proxy Statement and the accompanying proxy will first be sent or given to stockholders is April 26, 2007.

                        RECORD DATE AND VOTING SECURITIES

      Only stockholders of record at the close of business on April 12, 2007, the record date (the "Record Date") for the Meeting, will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the close of business on the Record Date, there were 15,757,856 outstanding shares of the
Company's common stock, $.01 par value (the "Common Stock"). The holder of each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date.

                                VOTING OF PROXIES

      A stockholder may ensure that his or her shares are voted at the Meeting in accordance with the recommendations of the Board of Directors by completing, signing, dating and returning the enclosed proxy in the envelope provided.
Submitting your proxy will not affect your right to attend the Meeting and to vote in person. If your proxy is signed and returned without any direction given, your shares will be voted in accordance with the recommendations of the
Board of Directors as described in this Proxy Statement with respect to Proposal
I and Proposal II. Any stockholder giving a proxy may revoke it at any time before the proxy is voted by giving written notice of revocation to the
Secretary of the Company, by submitting a later dated proxy, or by attending the
Meeting and voting in person.

      The Board of Directors is soliciting votes FOR election to the Board of
Directors of its nominees, Fred R. Lowe, Debra Cerre-Ruedisili, Sam A. Stephens,
Paul B. Queally, Donald C. Stewart and Spencer L. Cullen, Jr. and FOR
ratification of the appointment of Johnson Lambert & Co. LLP as the Company's auditors. The Board of Directors urges you to sign, date and return the enclosed proxy today.

      If you have any questions, or need any assistance in voting your shares, please call Gale Blackburn, Vice President of Investor Relations, at
1-800-226-1898 x11586.

      If your shares are held in "street name," only your bank or broker can vote your shares. Please contact the person responsible for your account and instruct that individual to vote your shares as soon as possible.

                                     QUORUM

      In order to conduct any business at the Meeting, a quorum must be present in person or represented by valid proxies. A quorum consists of a majority of the shares of stock entitled to be voted present in person or represented by proxy on the Record Date. All shares that are voted "FOR", "AGAINST" or
"WITHHOLD AUTHORITY" on any matter will count for purposes of establishing a quorum and will be treated as shares entitled to vote at the Meeting (the "Votes
Present").

                                   ABSTENTIONS

      Abstentions are counted for purposes of determining both (i) the total number of Votes Present, for the purpose of determining whether a quorum is present; and (ii) the total number of Votes Present that are cast (the "Votes
Cast") with respect to a matter (other than in the election of the Board of
Directors). Abstentions, if any, will be included in the number of Votes Cast with respect to the proposal to ratify the appointment of Johnson Lambert & Co.
LLP as the Company's independent auditors and, therefore, will have the effect of a vote against such proposal.

                                BROKER NON-VOTES

      Shares of Common Stock held in street name that are present by proxy will be considered as Votes Present for purposes of determining whether a quorum is present. With regard to certain proposals, the holders of record of shares of
Common Stock held in street name are permitted to vote as they determine, in their discretion, in the absence of direction from the beneficial holder of the shares of Common Stock.

      The term broker "non-vote" refers to shares held in street name that are not voted with respect to a particular matter, generally because the beneficial owner did not give any instructions to the broker as to how to vote such shares, but which shares are present on at least one matter. In the absence of instructions, the broker is permitted to vote such shares on the election of directors and ratification of independent auditors at the Meeting. The Company intends to count broker "non-votes," as Votes Present for the purpose of determining whether a quorum is present. Broker "non-votes," however, will not be included in the number of Votes Cast for any of the proposals identified in the Notice of the 2007 Annual Meeting of Stockholders and, therefore, will not have the effect of a vote against such proposals.

                           VOTES REQUIRED FOR APPROVAL

      A plurality of the total Votes Cast by holders of Common Stock is required for the election of directors. A vote to "WITHHOLD AUTHORITY" for any nominee for director will be counted for purposes of determining the Votes Present, but will have no other effect on the outcome of the vote on the election of directors.

      A majority of the total Votes Cast by holders of Common Stock is required to ratify the appointment of Johnson Lambert & Co. LLP as the Company's independent auditors for the fiscal year ending December 31, 2007.

                                  HOUSEHOLDING

      Unless the Company has received contrary instructions, it sends a single copy of the annual report, proxy statement and notice of annual or special meeting to any household at which two or more stockholders reside, if it believes the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce the Company's expenses.

      If you would like to receive your own set of the Company's annual disclosure documents this year or in future years, follow the instructions described below.

      If your shares are registered in your own name, please contact the
Company's transfer agent and inform it of your request to revoke householding by calling it at (212) 509-4000 or writing to it at Continental Stock Transfer, 17
Battery Place, New York, New York 10004. Within 30 days after your revocation, the Company will send individual documents.

      If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

NO APPRAISAL RIGHTS

      Under the General Corporation Law of the State of Delaware, stockholders of the Company do not have appraisal rights in connection with any of the proposals upon which a vote is scheduled to be taken at the Annual Meeting.

                               SECURITY OWNERSHIP

      The following table sets forth information concerning ownership of the
Company's Common Stock, as of the Record Date, by each person known by the
Company to be the beneficial owner of more than five percent of the Common
Stock, each director, each executive officer, as defined in Item 402(a)(3) of
Regulation S-K ("Regulation S-K"), promulgated by the Securities and Exchange
Commission (the "SEC"), and by all directors and executive officers of the
Company as a group. Unless otherwise indicated, the address for five percent stockholders, directors and executive officers of the Company is c/o AmCOMP
Incorporated, 701 U.S. Highway One, North Palm Beach, Florida 33408. The
percentage of shares owned is based on 15,757,856 shares outstanding as of the
Record Date.

                                                             Number of       Percentage of
                                                               Shares            Shares
                                                            Beneficially      Beneficially
                                                               Owned(1)          Owned(1)
                                                            -------------     -------------
Name of Beneficial Owner:
---------------------------------------------------------
5% STOCKHOLDERS:
Entities affiliated with Welsh Carson(2) ................   1,367,065            8.7%
Entities affiliated with Credit Suisse(3) ...............   1,691,968           10.7%
Entities affiliated with Diaco Investments, L.P.(4) .....   1,540,000            9.8%
Entities affiliated with TCW Group, Inc.(5) .............     827,545            5.3%
Royce & Associates, LLC(6) ..............................     855,000            5.4%
Entities affiliated with Wells Fargo & Company(7) .......   1,567,091            9.9%

NAMED EXECUTIVE OFFICERS AND DIRECTORS:
Fred R. Lowe ............................................     276,684(8)         1.7%
Debra Cerre-Ruedisili ...................................     138,534(9)         *
Kumar Gursahaney ........................................      37,165(10)        *
Colin Williams ..........................................      10,327(11)        *
Timothy J. Spear ........................................      13,979(12)        *
Lisa Perrizo ............................................      13,323(13)        *
Sam A. Stephens .........................................   1,008,436(14)        6.4%
Frank Pinson ............................................       2,333(15)        *
Paul B. Queally .........................................   1,368,294(16)        8.7%
Donald C. Stewart .......................................       2,444(17)        *
Spencer L. Cullen, Jr ...................................       2,444(18)        *
All directors and executive officers as
  a group (11 persons) ..................................   2,852,386(19)       17.8%

---------------
*     Less than one percent.

(1)   Beneficial ownership is determined in accordance with the rules of the
      SEC, based on factors including voting and investment power with respect to shares. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days after the Record Date, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options and of all directors and officers as a group, but are not deemed outstanding for computing the percentage ownership of any other person.

(2)   Based solely on information contained in a report on Schedule 13G filed jointly on February 9, 2007 by Welsh, Carson, Anderson & Stowe VII, L.P.,
      a Delaware limited partnership ("WCAS VII") and WCAS Healthcare Partners,
      L.P., a Delaware limited partnership ("WCAS Healthcare") (together the
      "Welsh Carson entities"), the number of shares beneficially owned consists of (a) 1,367,065 shares of Common Stock held by WCAS VII and (b) 24,566 shares of Common Stock held by WCAS Healthcare. WCAS VII's sole general partner is WCAS VII Partners, L.P., a Delaware limited partnership, and
      WCAS Healthcare's sole general partner is WCAS HP Partners, a Delaware general partnership. The address for these Welsh Carson entities is 320
      Park Avenue, Suite 2500, New York, New York 10022.

(3)   Based solely on information contained in a report on Schedule 13G filed on
      February 14, 2007 by Credit Suisse, a Swiss bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division, the Alternative Investments business within the Asset Management division and the United States private client services business within the
      Private Banking division (together the "Credit Suisse entities"). The ultimate parent company of the Bank is Credit Suisse Group ("CSG"), a corporation formed under the laws of Switzerland. CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Credit
      Suisse entities. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Asset Management division (other than the Alternative Investment business) (the "Traditional AM Business") and the Private Banking division
      (other than the United States private client services business) (the
      "Non-U.S. PB Business") may beneficially own securities to which the
      Schedule 13G relates and such shares were not reported in the Schedule
      13G. CSG disclaims beneficial ownership of shares beneficially owned by its direct and indirect subsidiaries, including the Credit Suisse entities. Each of the Traditional AM Business and the Non-U.S. PB Business
      disclaims beneficial ownership of shares beneficially owned by the Credit
      Suisse entities. The Credit Suisse entities disclaim beneficial ownership of shares beneficially owned by CSG, the Traditional AM Business and the
      Non-U.S. PB Business. The address of Credit Suisse is Uetlibergstrasse
      231, P.O. Box 900, CH 8070 Zurich, Switzerland.

(4)   Based solely on information contained in a report on Schedule 13G filed jointly on February 22, 2006 by Diaco Investments, L.P., a Delaware
      limited partnership ("Diaco"), with respect to shares of Common Stock directly held by it; by Siget, L.L.C., a Delaware limited liability company (the "General Partner"), which serves as the general partner of
      Diaco, with respect to shares of Common Stock directly held by Diaco; and
      by Simon Glick, who serves as the managing member of the general partner with respect to shares of Common Stock directly held by Diaco. The address for Diaco is 1271 Avenue of the Americas, 48th Floor, New York, New York
      10020.

(5)   Based solely on information contained in a report on Schedule 13G filed on
      February 9, 2007 by TCW Group, Inc., a Nevada corporation ("TCW"), on behalf of itself and its direct and indirect subsidiaries, which collectively constitute The TCW Group, Inc. business unit (the "TCW
      Business Unit"). The ultimate parent company of TCW is Societe Generale,
      S.A., a corporation formed under the laws of France ("SG"). SG, for purpose of the federal securities laws, may be deemed ultimately to control TCW and the TCW Business Unit. SG, its executive officers and directors, and its direct and indirect subsidiaries (including all business units except the TCW Business Unit), may beneficially own shares of the securities of the issuer to which the Schedule 13G relates and such shares were not reported in the Schedule 13G. SG disclaims beneficial ownership of shares beneficially owned by TCW and the TCW Business Unit.
      TCW and the TCW Business Unit disclaim beneficial ownership of shares beneficially owned by SG and any of SG's other business units. The address of TCW is 865 South Figueroa Street, Los Angeles, California 90017.

(6)   Based solely on information contained in a report on Schedule 13G filed on
      January 17, 2007 by Royce & Associates, LLC. The address of Royce &
      Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019.

(7)   Based solely on information contained in a report on Schedule 13G filed on
      February 9, 2007 by Wells Fargo & Company on its own behalf and on behalf of certain of its subsidiaries, Wells Capital Management Incorporated,
      Wells Fargo Funds Management, LLC and Wells Fargo Bank, National
      Association. Aggregate beneficial ownership reported by Wells Fargo &
      Company in the Schedule 13G is on a consolidated basis and includes any beneficial ownership separately reported in the Schedule 13G by a subsidiary. The address of Wells Fargo & Company is 525 Market Street, San
      Francisco, California 94105.

(8)   Includes 72,767 shares of Common Stock issuable upon exercise of options held by Mr. Lowe. Also includes 5,000 shares of Common Stock purchased for an account jointly held by Mr. Lowe and his wife, Eleanor F. Lowe.

(9)   Includes 93,905 shares of Common Stock issuable upon exercise of options held by Ms. Cerre-Ruedisili. Also includes 200 shares of Common Stock that
      Ms. Cerre-Ruedisili holds as custodian for her children. Ms.
      Cerre-Ruedisili disclaims beneficial ownership of these 200 shares.

(10)  Includes 32,165 shares of Common Stock issuable upon exercise of options held by Mr. Gursahaney.

(11)  Includes 327 shares of Common Stock issuable upon exercise of options held by Mr. Williams.

(12)  Includes 10,642 shares of Common Stock issuable upon exercise of options held by Mr. Spear.

(13)  Includes 9,823 shares of Common Stock issuable upon exercise of options held by Ms. Perrizo.

(14)  Includes 2,444 shares of Common Stock issuable upon exercise of options held by Mr. Stephens.

(15)  Includes 2,183 shares of Common Stock issuable upon exercise of options held by Mr. Pinson.

(16)  The number of shares beneficially owned consists of (a) 1,229 shares of
      Common Stock held by Mr. Queally and (b) 1,367,065 shares of Common Stock held by WCAS VII. Mr. Queally is a general partner of the sole general partner of WCAS VII. Mr. Queally may be deemed to have shared investment and voting power with respect to the securities held by WCAS VII. Mr.
      Queally disclaims beneficial ownership of the securities held by WCAS VII, except to the extent of his equity interest therein.

(17)  Represents 2,444 shares of Common Stock issuable upon exercise of options held by Mr. Stewart.

(18)  Represents 2,444 shares of Common Stock issuable upon exercise of options held by Mr. Cullen.

(19)  Includes an aggregate of 229,144 shares of Common Stock issuable upon exercise of options held by directors and executive officers.

                                   PROPOSAL I
                       ELECTION OF THE BOARD OF DIRECTORS

      The Board of Directors is currently composed of seven directors of a single class. Directors are elected for a term of office to expire at the succeeding annual meeting of stockholders of the Company after their election and until their respective successors are elected and qualify. The terms of all seven directors are expiring at the Meeting and the Nominating and Governance
Committee of the Board of Directors has nominated six of the seven current directors of the Company, Fred R. Lowe, Debra Cerre-Ruedisili, Sam A. Stephens,
Paul B. Queally, Donald C. Stewart and Spencer L. Cullen, Jr., as nominees for reelection to the Board of Directors. The term of nominees elected will expire at the 2008 Annual Meeting and when their respective successors are duly elected and qualify.

      On April 19, 2007, Sean M. Traynor resigned from his position as a member of the Company's Board of Directors. Due to time constraints, the Nominating and
Compensation Committee has not nominated a seventh candidate for election to the
Company's Board of Directors at this Annual Meeting. The Nominating and
Compensation Committee intends to consider other qualified candidates for election to the Company's Board of Directors subsequent to the 2007 Annual
Meeting.

      Unless otherwise specified, all of the proxies received will be voted in favor of the election of Fred R. Lowe, Debra Cerre-Ruedisili, Sam A. Stephens,
Paul B. Queally, Donald C. Stewart and Spencer L. Cullen, Jr. The directors will be elected by a plurality of the Votes Cast, in person or by proxy, at the
Meeting. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as directors, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the proxies may be voted for a substitute nominee selected by the Board of
Directors.

      The following table sets forth the ages and length of service of the directors of the Company who are nominated for reelection:

                                                                         Director
      Name                                                        Age     Since
      --------------------------------------------------------    ---    --------
        Fred R. Lowe..........................................    72       1997
        Debra Cerre-Ruedisili.................................    51       1998
      * Sam A. Stephens.......................................    71       1995
      * Paul B. Queally.......................................    43       1996
      * Donald C. Stewart.....................................    62       2006
      * Spencer L. Cullen, Jr.................................    69       2006

---------------
*     Independent Director

      FRED R. LOWE has served as chairman of AmCOMP since September 2005 and has been president, chief executive officer and a director of AmCOMP since February
1997. He is the chairman of each of AmCOMP's subsidiaries. Mr. Lowe co-founded
Florida Administrators, Inc., one of the Company's subsidiaries, now known as
Pinnacle Administrative. From 1992 until 1997, Mr. Lowe was an independent consultant, which included providing consulting services to Florida
Administrators from 1994 to 1997. From 1989 to 1992, Mr. Lowe held various executive positions with several financial service companies. Mr. Lowe assisted in the conversion of the Florida Air Conditioning Contractors Association-Self
Insurers Fund ("FACCA-SIF"), a predecessor of AmCOMP Preferred, into a capitalized insurance company. He attended Ohio University.

      DEBRA CERRE-RUEDISILI has served as executive vice president of AmCOMP since April 1997, chief operating officer since March 1998 and a director since
September 1998. Ms. Cerre-Ruedisili has served as a director of AmCOMP Assurance since September 1998 and as president and chief operating officer since January
2001. Ms. Cerre-Ruedisili has served as the president, vice chairman and a director of AmCOMP Preferred since January 2001, and as the chief operating officer since March 1998. Prior to joining AmCOMP, Ms. Cerre-Ruedisili served for 10 years as co-chief executive officer and chief operating officer of
MedView Services Incorporated, a managed care provider. From 1984 through 1987,
Ms. Cerre-Ruedisili served as the risk manager of Kmart Corporation. Prior to that, Ms. Cerre-Ruedisili was an attorney in private practice specializing in defense of workers' compensation claims and a workers' compensation claims adjuster and claims manager for Transamerica Insurance Group. Ms.
Cerre-Ruedisili served as a member of the Board of Governors of the Florida
Workers' Compensation Joint Underwriting Association from 1999 through 2003. Ms.
Cerre-Ruedisili has a B.A. in psychology from the University of Michigan and a
J.D. from the University of Detroit.

      SAM A. STEPHENS has served as a director of AmCOMP since December 1995.
Mr. Stephens was the chairman of AmCOMP from December 1995 to September 2005.
Mr. Stephens co-founded Florida Administrators, Inc., one of the Company's subsidiaries, now known as Pinnacle Administrative, and founded FACCA-SIF, a predecessor of AmCOMP Preferred. He has been a director of AmCOMP Assurance,
AmCOMP Preferred, Pinnacle Administrative and Pinnacle Benefits since their inception. Mr. Stephens served as chairman of these subsidiaries until July
2004. Mr. Stephens previously served as president of Pinnacle Benefits. Mr.
Stephens has a B.A. in economics from the University of Florida.

      PAUL B. QUEALLY has served as a director of AmCOMP since 1996. Mr. Queally is a general partner of Welsh, Carson, Anderson & Stowe ("Welsh Carson"), a
private equity investment firm, where he focuses primarily on investments in the healthcare industry. Prior to joining Welsh Carson in 1996, Mr. Queally was a general partner at The Sprout Group, the private equity group of Donaldson,
Lufkin & Jenrette. He is currently a member of the boards of directors of
Concentra Managed Care, Inc., Ameripath, Inc., SHPS, Inc., MedCath, Inc., United
Surgical Partners, Inc. and several private companies. Mr. Queally has a B.A.
from the University of Richmond and an M.B.A. from Columbia Business School.

      DONALD C. STEWART has served as a director of AmCOMP since February 2006.
Mr. Stewart is currently an independent financial consultant. From January 1999 through March 2005, Mr. Stewart held the positions of chairman and chief executive officer of Ridgewood Egypt LLC, an independent water and power producer. From 1990 to 1999, Mr. Stewart was an independent financial consultant. From 1987 to 1990, Mr. Stewart was the chairman and chief executive officer of Hercules Engines. Earlier in his career, Mr. Stewart spent approximately nine years actively practicing as a CPA. Mr. Stewart has a B.S.
degree in Business from Lehigh University.

      SPENCER L. CULLEN, JR. has served as a director of AmCOMP since February
2006. Mr. Cullen is currently retired. From October 1983 to January 2003, he held the position of general manager of the Florida Automobile Joint
Underwriting Association, where he managed the daily operations with respect to insurance activities. From 1981 to 1983, Mr. Cullen served as deputy insurance commissioner at the Florida Insurance Department. From 1975 to 1981, Mr. Cullen
held the position of director of the Division of Risk Management for the Florida
Insurance Department, where he oversaw the State of Florida's risk management insurance program. Mr. Cullen has an Associate of Arts degree from Chipola
Community College.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

      For the fiscal year ended December 31, 2006, there were no transactions that were required to be described under Item 404(a) of Regulation S-K. All transactions between the Company and any of its officers, directors, director nominees, principal stockholders or their immediate family members are to be approved by a majority of its independent and disinterested directors, and are to be on terms no less favorable to it than it could obtain from unaffiliated third parties. Such policy and procedures are set forth in a resolution of the
Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the
SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely upon a review of the copies of the forms furnished to the
Company, the Company believes that its officers and directors complied with all applicable filing requirements during the 2006 fiscal year, except as noted
below:

      On March 21, 2006, Paul B. Queally filed a Statement of Changes in
Beneficial Ownership of Securities on Form 4 covering two transactions that occurred on March 15, 2006.

      On March 28, 2006, Debra Cerre-Ruedisili filed a Statement of Changes in
Beneficial Ownership of Securities on Form 4 covering three transactions that occurred on February 10, 2006.

      On March 28, 2006, Kumar Gursahaney filed a Statement of Changes in
Beneficial Ownership of Securities on Form 4 covering one transaction that occurred on February 10, 2006.

      On March 28, 2006, Timothy J. Spear filed a Statement of Changes in
Beneficial Ownership of Securities on Form 4 covering one transaction that occurred on February 10, 2006.

      On April 25, 2006, Lisa Perrizo filed a Statement of Changes in Beneficial
Ownership of Securities on Form 4 covering one transaction that occurred on
February 10, 2006.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF
ITS NOMINEES.

                              CORPORATE GOVERNANCE

      The Company is proud of its corporate governance initiatives and believes its corporate governance profile compares favorably with other leading companies.

DIRECTOR INDEPENDENCE

      The Company has determined that five out of the seven current members of the Board of Directors, Messrs. Queally, Traynor, Cullen, Stewart and Stephens,
meet the independence standards under Rule 4200 of the National Association of
Securities Dealers ("NASD") rules for The Nasdaq National Market ("Nasdaq").

BOARD OF DIRECTORS MEETINGS

      Directors are expected to attend all Board meetings and meetings of committees on which they serve and each annual meeting of stockholders.

      For the fiscal year ended December 31, 2006, there were five meetings of the Board of Directors. Each director attended more than 75% of the total number of meetings of the Board and committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has an Audit Committee, a Stock Option and
Compensation Committee and a Nominating and Governance Committee, each of which has a charter. Each of those charters and the Company's Code of Business Conduct and Ethics are accessible on the Company website, www.amcomp.com. Each of the
Board of Directors, the Audit Committee, the Stock Option and Compensation
Committee and the Nominating and Governance Committee may seek legal or other expert advice from outside sources.

      During fiscal 2006, there were seven meetings of the Audit Committee, two meetings of the Stock Option and Compensation Committee and two meetings of the
Nominating and Corporate Governance Committee.

AUDIT COMMITTEE

      The Company has a separately-designated standing Audit Committee in conformity with the definition contained in Section 3(a)(58)(A) of the Exchange
Act. The Audit Committee is charged with reviewing the Company's annual audit and meeting with the Company's independent auditors to review the Company's internal controls and financial management practices and other responsibilities as discussed in the Audit Committee Charter. The Audit Committee is also responsible for engaging, overseeing and compensating the Company's independent auditors.

      The Audit Committee currently comprises Messrs. Stewart (chairman), Cullen and Stephens, who are independent directors, as defined in Rule 4200 of the NASD listing standards and who satisfy the requirements for audit committee independence under Rule 4350(d) of the NASD listing standards. All three members of the Audit Committee are financially literate, and two of them, Messrs. Cullen and Stewart, are considered audit committee financial experts within the meaning of Item 407(d) of Regulation S-K.

NOMINATING AND GOVERNANCE COMMITTEE

      The Nominating and Governance Committee is charged with identifying prospective candidates to serve as directors by reviewing candidate credentials and qualifications and interviewing prospective candidates before submitting their respective names to the Board. The Nominating and Governance Committee considers recommendations for director nominees from a wide variety of sources, including members of the Company's Board, business contacts, community leaders, other third-party sources and members of management. The Nominating and
Governance Committee also considers stockholder recommendations for director nominees that are properly received in accordance with the Company's By-laws and applicable rules and regulations of the SEC. In order to validly nominate a candidate for election or reelection as a director, stockholders must give timely notice of such nomination in writing to the Secretary of the Company and include, as to each person whom the stockholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case under Regulation 14A under the Exchange Act and the rules and regulations thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). For more information on director candidate nominations by stockholders, see "Stockholder Proposals" below.

      The Board believes that all of its directors should have the highest personal integrity and a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating and Governance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills and, for incumbent directors, his or her past performance.

      The Nominating and Governance Committee will initially evaluate a prospective nominee on the basis of his or her resume and other background information that is made available to the Committee. A member of the Nominating and Governance Committee will contact the prospective nominee for further review and interview those candidates who the Committee believes are qualified, who may fulfill a specific Board need and who would otherwise best make a contribution to the Board. If, after further discussions with the candidate, and other review and consideration as necessary, the Nominating and Governance Committee believes that it has identified a qualified candidate, it will consider making a recommendation to the Board. The Nominating and Governance Committee reviews all candidates in the same manner regardless of the source of the recommendation.

      The Nominating and Governance Committee also develops and recommends to the Board principles of corporate governance and ensures that there is compliance with such corporate governance principles. The Nominating and
Governance Committee encourages all of the directors of the Company to attend various seminars to ensure that its members are regularly updated on the most recent developments in corporate governance.

      The Nominating and Governance Committee currently comprises Messrs.
Traynor (chairman), Stephens and Cullen, who are independent directors, as defined in Rule 4200 of the NASD listing standards. Subsequent to the Annual
Meeting, the Nominating and Governance Committee will comprise Messrs. Stephens and Cullen.

STOCK OPTION AND COMPENSATION COMMITTEE

      The Stock Option and Compensation Committee recommends to the Board of
Directors compensation for the Company's key employees and administers the
Company's 2005 Stock Option Plan (the "2005 Plan") and the Company's Amended and
Restated Directors' Stock Option Plan (the "Director Plan").

      The Stock Option and Compensation Committee currently comprises Messrs.
Queally (chairman), Stewart and Stephens, who are independent directors, as defined in Rule 4200 of the NASD listing standards.

PROCEDURES FOR CONTACTING DIRECTORS

      The Board of Directors has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: George E. Harris,
Secretary, AmCOMP Incorporated, 701 U.S. Highway One, North Palm Beach, Florida
33408. The Secretary reviews all messages received, and forwards any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board.
Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the chairman of the
Nominating and Governance Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board. The
Secretary has the right, but not the obligation, to forward such other communications to appropriate channels within the Company.

                             AUDIT COMMITTEE REPORT

      The Company's independent auditors are responsible for auditing the
Company's financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. The Audit
Committee serves a broad-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee's members in business, financial and accounting matters. The Committee's role does not provide any special assurances with regard to the Company's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

      The Audit Committee has reviewed and discussed with the Company's management the Company's audited financial statements relating to fiscal year ended December 31, 2006.

      In connection with the audit of Company's financial statements for the year ended December 31, 2006, the Audit Committee met with representatives from
Deloitte & Touche LLP, the Company's independent auditors for such year
("Deloitte & Touche"). The Audit Committee reviewed and discussed with Deloitte
& Touche the matters relating to the audit required to be discussed by
Statements on Auditing Standards No. 61 and 90.

      The Audit Committee has received from Deloitte & Touche the written disclosures and the letter regarding the independence of Deloitte & Touche required by Independence Standards Board Standard No. 1 and has discussed with
Deloitte & Touche its independence.

      Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's financial statements audited by Deloitte & Touche be included in the Company's Annual Report on Form
10-K for the fiscal year ended December 31, 2006.

                        Donald C. Stewart, Chairman
                        Spencer L. Cullen, Jr.
                        Sam Stephens

                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION OBJECTIVES

      In this discussion and analysis, the Company refers to its chief executive officer, the chief financial officer, and each of the Company's other three most highly compensated executive officers as its "Named Executive Officers." For all
Named Executive Officers, compensation, other than base salary, is intended to be performance-based. The Company's Stock Option and Compensation Committee believes that compensation paid to Named Executive Officers should be closely aligned with the Company's performance on both a short-term and long-term basis to create value for stockholders. Such compensation should also assist the
Company in attracting and retaining key executives critical to its long-term success.

      In establishing compensation for Named Executive Officers, the following are the Stock Option and Compensation Committee's objectives:

      o  attract and retain individuals of superior ability and managerial talent;

      o  ensure officer compensation is aligned with the Company's corporate strategies, business objectives and the long-term interests of the
         Company's stockholders; and

      o  enhance the officers' incentive to increase the Company's stock price and maximize stockholder value, as well as promote retention of key people, by providing a portion of total compensation for management in the form of direct ownership in the Company through stock options.

                                       10

      To achieve these objectives, the Company's overall compensation program aims to pay its Named Executive Officers competitively, consistent with the
Company's success and their contribution to that success. To accomplish this the
Company relies on programs that provide compensation in the form of both cash and equity. Although the Company's Stock Option and Compensation Committee has
not adopted any formal guidelines for allocating total compensation between cash and equity, the Stock Option and Compensation Committee benchmarks to a peer group of comparable companies, while also considering the balance between providing short-term incentives and long-term parallel investment with stockholders to align the interests of management with stockholders.

DETERMINATION OF COMPENSATION AWARDS

      The Stock Option and Compensation Committee is provided with the primary authority and discretion to determine and recommend to the Company's Board of
Directors the compensation awards available to its executive officers, other than its chief executive officer. To aid the Stock Option and Compensation
Committee in making its determination, the chief executive officer provides recommendations annually to the Stock Option and Compensation Committee regarding the compensation of all executive officers, excluding himself. Each
Named Executive Officer, in turn, participates in an annual performance review with the chief executive officer to provide input about his or her contributions to the Company's business for the period being assessed.

      The Stock Option and Compensation Committee has the sole authority and discretion to determine the chief executive officer's compensation. The Stock
Option and Compensation Committee reviews the performance of the Company's chief executive officer annually.

COMPENSATION BENCHMARKING AND PEER GROUP

      The Company has not retained a compensation consultant to review the
Company's policies and procedures with respect to executive compensation. The
Company conducts an annual benchmark review of the aggregate level of its executive compensation, as well as the mix of elements used to compensate the executive officers. In addition, the Stock Option and Compensation Committee has historically taken into account input from other independent members of the
Board of Directors and publicly available data relating to the compensation practices and policies of other companies within and outside the Company's industry. The Company benchmarked its executive compensation against the median compensation paid by these peer companies. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of the Company's business and objectives that may be unique to the Company, the
Company generally believes that gathering this information is an important part of its compensation-related decision-making process. The Company recognizes that to attract, retain and motivate key individuals, such as the Named Executive
Officers, the Stock Option and Compensation Committee may determine that it is in the Company's best interests to negotiate total compensation packages with its executive management that may deviate from the general principle of targeting total compensation at the median level for the peer group. Actual pay for each Named Executive Officer is determined around this structure, driven by the performance of the executive over time, as well as the Company's annual performance.

      The Company's Stock Option and Compensation Committee intends to retain the services of third-party executive compensation specialists from time to time, as it sees fit, in connection with the establishment of cash and equity compensation and related policies.

      Section 162(m) of the Internal Revenue Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1,000,000 paid for a given fiscal year to the chief executive officer (or person acting in that capacity)
at the close of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1,000,000 compensation deduction limitation does not apply to "performance-based compensation." The
Company believes that, with certain exceptions, any compensation received by executive officers in connection with the exercise of options granted under the
2005 Plan qualifies as "performance-based compensation." The policy of the Stock
Option and Compensation Committee is to the extent reasonable to qualify the
Company's executive officers' compensation for deductibility under Section
162(m) and other applicable tax laws. However, the Stock Option and Compensation
Committee believes that providing an appropriate level of cash compensation and maintaining flexibility in determining compensation are also important issues that must be balanced with preserving a tax deduction for amounts in excess of
$1,000,000.

                                       11

ELEMENTS OF COMPENSATION

      Base Salary

      Base salaries for the Company's Named Executive Officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at other companies (base salaries are targeted to be competitive with the industry). The Company believes that it is necessary to position executive officers' base salaries at or above these levels in order to attract, retain and motivate its executive officers. In addition, the Stock Option and Compensation
Committee considers the recommendations of the Company's chief executive officer and its executive vice president. The Company defines the relevant labor market through the use of third-party executive salary surveys that reflect both the insurance industry as well as a broader cross-section of companies from many industries. Annual salary adjustments are determined by (i) considering various factors, tangible and intangible achieved by the Company; (ii) the overall performance of the executive; (iii) the length of the executive's service to the
Company; and (iv) any increased responsibilities assumed by the executive. There are no restrictions on salary adjustments. The Company has employment agreements with its Named Executive Officers, which set the base salaries and other terms and conditions of employment for such individuals.

      Performance-Based Compensation

      The Company structures its annual incentive bonus program to reward Named
Executive Officers based upon the Company's performance and based upon the individual Named Executive Officer's contribution to that performance. This allows Named Executive Officers to receive bonus compensation in the event certain specified corporate and individual performance measures are achieved. In determining the compensation awarded to each Named Executive Officer based on performance, the Company evaluates its and the Named Executive Officers'
performance in a number of areas.

      The general criteria for evaluating the Company's performance and the performance of its Named Executive Officers include several strategic and financial indicators that the Company considers to be fair drivers of shareholder value creation. In determining whether corporate performance measures have been achieved, the Company relies on the specific analysis of whether the Company meets its financial objectives, including its net income and earnings per share projections. In determining whether individual performance measures have been achieved, the Company uses a WIN WIN approach. This is a formal performance agreement that is reviewed on a quarterly basis to provide both the Company and the Named Executive Officers the opportunity to discuss job performance, identify and correct weaknesses, encourage and recognize strengths, and discuss positive, purposeful approaches for meeting goals. Performance measurements for the Named Executive Officers include gross written premium, combined ratio, expense ratio, loss ratio and net profit. Merit pay adjustments or performance bonuses are awarded by the Company to recognize superior performance.

      The Company has in place an additional incentive bonus formula for two of its Named Executive Officers, Colin Williams, President of the Texas Region, and
Lisa Perrizo, President of the Midwest Region. Mr. Williams and Ms. Perrizo
have, in their respective employment agreements, an incentive bonus provision based upon the "underwriting profit" (as defined in the applicable employment agreement) earned by the Company in the respective region. Mr. Williams is entitled (in the case of the Texas Region) and Ms. Perrizo is entitled (in the case of the Midwest Region) to 2 1/2% of the first $2,000,000 of regional underwriting profit, plus 1% of regional underwriting profit in excess of
$2,000,000.

      Discretionary Long-Term Equity Incentive Awards

      The Company's executive officers, along with a large portion of its employees, are eligible to participate in the Company's annual award of stock option grants.

                                       12

      Guidelines for the number of stock options granted to each executive officer are determined using a procedure approved by the Stock Option and
Compensation Committee based upon several factors, including the executive officer's salary grade, performance and the value of the stock option at the time of grant. As a result, additional grants other than the annual award may be made following a significant change in job responsibility or in recognition of a significant achievement. In addition, in prior years, the Stock Option and
Compensation Committee has approved an initial grant of stock options at the time of hire to attract talented executive officers.

      Stock options granted under the Company's various stock plans generally have a four-year vesting schedule in order to provide an incentive for continued
employment and generally expire five years after the date of the grant. The
Company grants options at the fair market value of the underlying stock on the date of grant.

      Defined Contribution Plans

      The Company has a Section 401(k) Savings/Retirement Plan ("401(k) Plan")
to cover its eligible employees or eligible employees of any of its designated affiliates. The 401(k) Plan permits its eligible employees to defer up to 60% of their annual compensation, subject to certain limitations imposed by the
Internal Revenue Code. The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company currently makes matching contributions to the 401(k) Plan in an amount equal to a maximum of four percent of the participant's annual salary and subject to certain other limits. The 401(k) Plan requires an employee to attain the age of 21 and complete six months of service to be eligible to participate. The 401(k) Plan participants vest twenty percent annually and are fully vested in five years in the amounts contributed by the Company. Effective January 1, 2007, employees were eligible to participate on the first of the month following their date of hire.

      Benefits

      The Named Executive Officers are eligible to participate in company-sponsored benefit programs on the same terms and conditions as those made available to its employees. Basic health benefits, life insurance, disability benefits and similar programs are provided to ensure that employees have access to healthcare and income protection for themselves and their family members.

1996 STOCK OPTION PLAN

      In June 1996, the Company's Board of Directors adopted the 1996 Stock
Option Plan (the "1996 Plan"), which was subsequently approved by its stockholders, as an incentive to retain and attract employees, consultants and advisers of the Company and its subsidiaries. The 1996 Plan provides for the grant of incentive stock, and non-qualified stock options. The maximum number of shares of Common Stock that may be issued pursuant to options granted under the
1996 Plan is 687,652 shares. In September 2005, the Board of Directors terminated the 1996 Plan, which had no effect on options outstanding thereunder.

      The 1996 Plan is administered by the Stock Option and Compensation
Committee. Grants are made based on the committee's judgment of an employee's contribution to the success of the Company's operations. Incentive options granted under the 1996 Plan must have an exercise price of not less than 100% of the fair market value of the Common Stock on the date of grant (not less than
110% of such fair market value in the case of incentive stock options granted to holders of more than 10% of the Company's voting power), may only be granted to employees of the Company and its subsidiaries and are exercisable, subject to vesting limitations determined by the Board of Directors, for periods of up to
10 years (or five years in the case of incentive stock options granted to holders of more than 10% of the Company's voting power) after the date of grant.
Non-qualified options granted under the 1996 Plan must have an exercise price of not less than 80% of fair market value on the date of grant. The exercise price of an option may be paid in cash, or, when approved by the Stock Option and
Compensation Committee, by surrender of Common Stock with an equivalent fair market value.

      The 1996 Plan provides for acceleration of the right to exercise options upon the occurrence of certain events, including a merger, liquidation or sale of substantially all the Company's assets, unless the obligations under outstanding options are assumed, or outstanding options are replaced, by a successor entity. Stock options granted under the 1996 Plan are not

                                       13

transferable, except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order. Unless otherwise determined by the
Stock Option and Compensation Committee, all rights to exercise options terminate upon termination of employment, provided that except where termination is for cause (in which case all options terminate immediately), the options may be exercised, to the extent exercisable upon termination, for a period ending on the earlier of 30 days thereafter (one year in the case of death) or the time when the options otherwise would have expired.

2005 STOCK OPTION PLAN

      In September 2005, the Board of Directors of the Company adopted the 2005
Plan, which was subsequently approved by the Company's stockholders, as an incentive to retain and attract employees, directors, consultants and advisors of the Company and its subsidiaries. The 2005 Plan provides for the grant of both incentive and non-qualified options to purchase an aggregate of 567,586 shares with a limit of 218,302 shares per optionee per calendar year. Unless sooner terminated by the Board, the 2005 Plan terminates on September 6, 2015.
The terms of the 2005 Plan are substantially the same as those of the 1996 Plan, except as follows:

      o  the purchase price of any option must be at least 100% of the fair market value of such share of stock on the date of grant or at least
         110% of the fair market value if it is an incentive option granted to an optionee who owns more than 10% of the total combined voting power of all classes of the Company's stock or any of its subsidiaries;

      o  the Stock Option and Compensation Committee may accelerate the time at which options may first be exercised and the time at which options will vest, notwithstanding such provisions in the options;

      o  the Stock Option and Compensation Committee may, upon the occurrence of certain events, terminate outstanding options within a specified number of days after notice to the optionees, and each optionee will receive, with respect to each share of stock subject to such option, an amount equal to the excess of the fair market value of such share immediately prior to such event over the exercise price per share of such option;
         and

      o  unless otherwise determined by the Stock Option and Compensation
         Committee, options exercisable at the time of an optionee's termination shall be exercisable for one year after termination by reason of death or disability or until the expiration of the stated term of such option, and for 30 days after termination without cause or until the expiration of the stated term of such option, in either case, whichever period is shorter.

DIRECTORS' STOCK OPTION PLAN

      In March 1997, the Board of Directors of the Company adopted the Director
Plan, which was subsequently approved by the Company's stockholders and amended and restated on January 17, 2006 and approved by its stockholders on January 18,
2006. The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Director Plan is 87,320 shares. The Director Plan terminated on March 3, 2007, which had no effect on options outstanding thereunder.

      The Director Plan is administered by the Board of Directors. Options granted under the Director Plan must have an exercise price equal to the fair market value of the Common Stock on the date of grant and are exercisable, subject to vesting limitations determined by the Board of Directors, for five years after the date of grant. The exercise price of an option may be paid in cash, or, when approved by the Board of Directors, by surrender of Common Stock with an equivalent fair market value.

      The Director Plan also provides for acceleration of the right to exercise options upon the occurrence of certain events, including a merger, liquidation or sale of substantially all the Company's assets. Stock options granted under the Director Plan are not transferable, except by will or the laws of descent and distribution, provided that options may be transferred to or issued in the name of a firm by which an eligible director is employed and to affiliates of such firm. If an eligible director's membership on the Board of Directors terminates for any reason other than cause, an option held on the date of termination may be exercised within one year after the date of termination (but in no event after the expiration date of the option).

                                       14

SUMMARY COMPENSATION TABLE

      The following table sets forth information with respect to compensation earned by the Named Executive Officers for the year ended December 31, 2006.

                                                               Other
   Name and                                        Option      Annual
   Principal                   Salary    Bonus     Awards   Compensation    Total
   Position            Year     ($)       ($)      ($)(1)        ($)         ($)
----------------       ----   -------   -------   -------   ------------   -------

Fred R. Lowe           2006   325,000      --     194,542      1,152(2)    520,694
President and
Chief Executive
Officer

Debra                  2006   285,000      --     105,177     11,127(3)    401,304
Cerre-Ruedisili
Executive Vice
President and
Chief Operating
Officer

Kumar                  2006   220,000      --      53,675      9,952(4)    283,627
Gursahaney
Senior Vice
President and
Chief Financial
Officer

Colin Williams         2006   160,000   138,182       916      7,552(5)    306,650
President,
Texas Region

Lisa Perrizo           2006   140,000      --      26,263      6,675(6)    172,938
President,
Midwest Region

---------------
(1)   Represents the expensed fair value of options determined under Financial
      Accounting Standards Board ("FASB") 123R and therefore includes amounts from awards granted in and prior to 2006. These amounts utilize the assumptions set forth in Note 15 of the Consolidated Financial Statements included in the Company's Form 10-K for the fiscal year ended December 31,
      2006.

(2)   Represents $1,152 paid by the Company for life insurance premiums for Mr.
      Lowe.

(3)   Includes $1,152 and $9,975 paid by the Company for life insurance premiums for Ms. Cerre-Ruedisili and to match Ms. Cerre-Ruedisili's 401(k) Plan contributions, respectively.

(4)   Includes $1,152 and $8,800 paid by the Company for life insurance premiums for Mr. Gursahaney and to match Mr. Gursahaney's 401(k) Plan contributions, respectively.

(5)   Includes $1,152 and $6,400 paid by the Company for life insurance premiums for Mr. Williams and to match Mr. William's 401(k) Plan contributions, respectively.

(6)   Includes $1,075 and $5,600 paid by the Company for life insurance premiums for Ms. Perrizo and to match Ms. Perrizo's 401(k) Plan contributions, respectively.

                                       15

GRANTS OF PLAN-BASED AWARDS

      The following table sets forth information concerning grants of plan-based awards made by the Company during 2006 to each of the Named Executive Officers:

                                   All Other
                                    Option
                                    Awards:                      Grant Date
                                   Number of     Exercise or     Fair Value
                                   Securities   Base Price of   of Stock and
                                   Underlying   Option Awards      Option
      Name           Grant Date   Options (#)      ($/Sh)        Awards ($)
----------------     ----------   -----------   -------------   ------------

Fred R. Lowe          02/09/06      218,302         9.00          663,630

Debra                 02/09/06      157,320         9.00          478,247
Cerre-Ruedisili

Kumar Gursahaney      02/09/06       41,340         9.00          125,672
                      06/14/06       20,000        10.40           68,540

Colin Williams        02/09/06        1,311         9.00            3,985

Lisa Perrizo          02/09/06       39,294         9.00          119,452

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED
AWARDS TABLE

EMPLOYMENT AGREEMENTS

      The Company entered into an amended and restated employment agreement with
Fred R. Lowe, the stated term of which expires on December 31, 2008 and which is automatically extended for successive one-year terms, unless either party to such agreement gives notice of a decision not to renew. Under the agreement, in addition to his base salary of $325,000, Mr. Lowe is eligible to receive incentive compensation, conditioned upon the Company achieving annual performance objectives established by Mr. Lowe and the Board of Directors. The agreement contains customary confidentiality and non-competition provisions. The non-competition provisions apply during the period of Mr. Lowe's employment and during the period in which he receives termination payments.

      The Company entered into an amended and restated employment agreement with
Debra Cerre-Ruedisili, the stated term of which expires on December 31, 2008 and which is automatically extended for successive one-year terms, unless either party to such agreement gives notice of a decision not to renew. Under the agreement, in addition to her base salary of $285,000, Ms. Cerre-Ruedisili is eligible to receive incentive compensation and bonuses as the Board of Directors may in its discretion determine to award her, and to which she may be entitled under the terms of any of the Company's plans, programs or agreements as from time to time are in effect. The agreement contains customary confidentiality and non-competition provisions. The non-competition provisions apply during the period of Ms. Cerre-Ruedisili's employment and during the period in which she receives termination payments.

      The Company entered into an amended and restated employment agreement with
Kumar Gursahaney, the stated term of which expires on December 31, 2008 and which is automatically extended for successive one-year terms, unless either party to such agreement gives notice of a decision not to renew. Under the agreement, in addition to his base salary of $220,000, Mr. Gursahaney is eligible to receive incentive compensation and bonuses as the Board of Directors may in its discretion determine to award him, and to which he may be entitled under the terms of any of the Company's plans, programs or agreements as from time to time are in effect. The non-competition provisions apply during the period of Mr. Gursahaney's employment and during the period in which he receives termination payments.

      The Company entered into employment agreements with each of Colin Williams and Lisa Perrizo, the stated terms of which expired on December 31, 2006 and May
31, 2005, respectively, but which are automatically extended for successive one-year terms, unless either party to each such agreement gives notice of a decision not to renew. Under these agreements, for the fiscal year ended
December 31, 2006, Mr. Williams and Ms. Perrizo were paid base salaries of
$160,000 and $140,000, respectively, and were eligible to receive incentive compensation and bonuses as the Board of Directors in its discretion determined.
In addition, Mr. Williams and Ms. Perrizo are paid such incentive compensation and bonuses to which each may be entitled to under the terms of any of the
Company's plans, programs or agreements as from time to time are in effect. Mr.

                                       16

Williams is entitled to additional compensation based upon the underwriting profit of the Company's Texas region. Ms. Perrizo is entitled to additional compensation based upon the underwriting profit of the Midwest region. Each of the agreements of Mr. Williams and Ms. Perrizo contains customary confidentiality and non-competition provisions. The non-competition provisions apply during the period of employment and during the period in which termination payments are made.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

      If the employment of Mr. Lowe is terminated for any reason other than death, disability or cause, or the Company does not renew his employment at the end of the initial term or any renewal term provided in the agreement, the agreement provides for (1) payment of termination benefits in equal monthly installments in an amount equal to the product of (a) the sum of one-twelfth
(1/12) of Mr. Lowe's then annual base salary and one-twelfth (1/12) of his prior year's incentive compensation and bonuses and (b) the greater of 18 months or the number of whole months remaining in the stated term of the agreement, (2)
health and welfare benefits, at the Company's expense, for the greater of 18 months or the number of whole months remaining in the stated term of the agreement, and (3) payment of amounts otherwise payable to him under the
Company's benefit plans or arrangements and for reasonable and necessary out-of-pocket business expenses incurred in the performance of his duties in accordance with his existing arrangements with the Company. In addition, Mr.
Lowe will be entitled to receive a $600,000 termination payment upon nonrenewal or termination for any reason, payable in three installments, the first of which must be made within 15 days after such nonrenewal or termination, with the second and third installments to be made on the first and second anniversaries of the first such installment, respectively.

      If the employment of Ms. Cerre-Ruedisili or Mr. Gursahaney is terminated for any reason other than death, disability or for cause, or the Company does not renew her or his employment at the end of the initial term or any renewal term provided in the agreement, the applicable employment agreement provides for
(1) payment of termination benefits over an 18-month period in equal monthly installments, each in an amount equal to the sum of (a) one-twelfth (1/12) of her or his then annual base salary plus (b) one-twelfth (1/12) of her or his prior year's incentive compensation and bonuses and (2) payment of amounts otherwise payable to her or him under the Company's health and welfare benefit plans.

      If the employment of Mr. Williams or Ms. Perrizo is terminated for any reason other than death, disability or for cause, or the Company does not renew his or her employment at the end of the initial term or any renewal term provided in the agreement, the applicable employment agreement provides for payment of termination benefits in 12 equal monthly installments, an amount equal to the sum of (a) his or her then annual base salary plus (b) his or her prior year's incentive compensation, bonuses and underwriting compensation, which in no event may exceed 30% of his or her then annual base salary. If the
Company terminates the employment of Ms. Perrizo for any reason other than for cause, if she is covered under the Company's group health plan at the time of termination, she may elect to continue the Company's group health coverage for herself, her spouse and her dependents for a period of 18 months at the
Company's cost and expense.

                                       17

      The following table summarizes the contingent compensation amounts provided for in the employment agreements. Additionally, the table provides the estimated payments payable to each executive upon (a) the Company's non-renewal of the Named Executive Officer's employment agreement or upon a termination other than due to death, disability or for cause and (b) termination by the
Company for any other reason. These numbers are subject to change as specified in the employment agreements.

                  Non-renewal of Agreement by Company and
                    Termination Other Than Due to Death,
                          Disability, or for Cause
                  ---------------------------------------   Termination for
Name               Cash ($)     Benefits ($)   Total ($)     Any Reason ($)
----------------  ---------     ------------   ----------   --------------

Fred R. Lowe       650,000         94,398       744,398        600,000

Debra              427,500         87,371       514,871           --
Cerre-Ruedisili

Kumar Gursahaney   330,000         43,816       373,816           --

Colin Williams     201,455         45,813       247,268           --

Lisa Perrizo       140,000         49,778       189,778           --

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

      The following table sets forth information concerning the outstanding equity awards of each of the Named Executive Officers as of December 31, 2006:

                                           Option Awards
                             Number of       Number of
                            Securities      Securities
                            Underlying      Underlying
                            Unexercised     Unexercised     Option      Option
                            Options (#)     Options (#)    Exercise   Expiration
      Name                Exercisable(1)   Unexercisable   Price ($)     Date
---------------------     --------------   -------------   ---------  ----------

Fred R. Lowe                  218,302          --           13.74      12/31/06
                                 --         218,302(2)       9.00      02/09/11

Debra Cerre-Ruedisili          54,575          --           13.74      05/19/08
                                 --         157,320(3)       9.00      02/09/11

Kumar Gursahaney               21,830        21,830(4)       9.30      07/09/09
                                 --          41,340(5)       9.00      02/09/11
                                 --          20,000(6)      10.40      06/13/11

Colin Williams                   --           1,311(7)       9.00      02/09/11

Lisa Perrizo                     --          39,294(8)       9.00      02/09/11

---------------
(1)   Represents options that were exercisable as of December 31, 2006.

(2)   The option becomes exercisable in three equal installments: as to 72,767 shares on each of February 9, 2007 and February 9, 2008 and as to 72,768
      shares on February 9, 2009.

(3)   The option becomes exercisable in four equal installments: as to 39,330 shares on each of February 9, 2007, February 9, 2008, February 9, 2009 and
      February 9, 2010.

(4)   The option becomes exercisable as to 10,915 shares on each of July 9, 2007 and July 9, 2008.

(5)   The option becomes exercisable in four equal installments: as to 10,335 shares on each of February 9, 2007, February 9, 2008, February 9, 2009 and
      February 9, 2010.

(6)   The option becomes exercisable in four equal installments: as to 5,000 shares on each of February 9, 2007, February 9, 2008, February 9, 2009 and
      February 9, 2010.

                                       18

(7)   The option becomes exercisable in four equal installments: as to 327 shares on February 9, 2007 and as to 328 on each of February 9, 2008,
      February 9, 2009 and February 9, 2010.

(8)   The option becomes exercisable in four equal installments: as to 9,823 shares on each of February 9, 2007 and February 9, 2008 and as to 9,824
      shares on each of February 9, 2009 and February 9, 2010.

OPTION EXERCISES

      The following table sets forth information concerning the exercise of stock options by each of the Named Executive Officers during the year ended
December 31, 2006:

                                          Option Awards
                          -----------------------------------------------
                          Number of Shares Acquired     Value Realized On
     Name                      On Exercise (#)           Exercise ($)(1)
---------------------     -------------------------     -----------------

Fred R. Lowe                       21,830                   32,527

Debra Cerre-Ruedisili              43,660                   53,702

Kumar Gursahaney                     --                       --

Colin Williams                     43,660                   64,180

Lisa Perrizo                        4,366                    5,152

---------------
(1)   Value received represents the difference between the exercise price of the stock option and the market price of the Common Stock upon exercise.

DIRECTOR COMPENSATION

      Directors who are also executive officers are not separately compensated for their service as directors. The Company's non-employee directors received the following aggregate amounts of compensation for the year ended December 31,
2006.

                            Fees Earned or
       Name                Paid in Cash ($)   Option Awards ($)   Total ($)
---------------------      ----------------   -----------------   ---------

Sam A. Stephens                  8,250            6,162            14,412

Paul B. Queally                   --              6,162             6,162

Sean Traynor                      --              6,162             6,162

Spencer L. Cullen, Jr           42,000            6,162            48,162

Donald C. Stewart               73,031            6,162            79,193

NARRATIVE TO DIRECTOR COMPENSATION TABLE

CASH COMPENSATION

      The Stock Option and Compensation Committee determines the compensation of the non-employee directors of the Company. Non-employee directors of the Company receive an annual retainer of $15,000. These directors are also paid cash fees of $3,000 for each board meeting and $1,500 for each board committee meeting attended. The Chairman of the Audit Committee is paid an additional cash fee of
$30,000 annually.

EQUITY COMPENSATION

      Non-employee directors of the Company are granted options to purchase shares of Common Stock as part of the compensation for their services.

                                       19

      The Director Plan provided for an initial grant at the effective time of the initial public offering of stock options with an aggregate exercise price equal to approximately $66,000 (at $9.00 per share, the initial public offering price), which options first vest and become exercisable proportionately on each of the first three anniversaries of the grant date. The Director Plan also provided for annual automatic grants to each non-employee director on the first day of the fiscal year of stock options with an aggregate exercise price equal to $13,200, and such grants were made on January 1, 2007. In addition, the Board of Directors has the authority to grant additional options to non-employee directors at its discretion.

      As the Director Plan terminated on March 3, 2007, non-employee directors of the Company will be granted comparable options under other stock option plans of the Company.

REPORT BY THE STOCK OPTION AND COMPENSATION COMMITTEE ON EXECUTIVE
COMPENSATION

GENERAL

      The Stock Option and Compensation Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees. Messrs. Queally (chairman), Stewart and Stephens, non-employee directors of the Company, serve as members of the Stock Option and
Compensation Committee and are independent directors in accordance with the current independence standards under Rule 4200 of the NASD rules for Nasdaq.

COMPENSATION DISCUSSION AND ANALYSIS

      The Stock Option and Compensation Committee has reviewed and discussed the compensation discussion and analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, recommended to the
Board of Directors that the compensation discussion and analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual
Report on Form 10-K for the year ended December 31, 2006.

STOCK OPTION AND COMPENSATION COMMITTEE

      This report by the Stock Option and Compensation Committee on Executive
Compensation is submitted by the members of the Stock Option and Compensation
Committee:

                        Paul B. Queally, Chairman
                        Donald C. Stewart
                        Sam Stephens

COMPENSATION COMMITTEE INTERLOCKS

      There were no transactions between any member of the Stock Option and
Compensation Committee and the Company during the fiscal year ended December 31,
2006. Except as set forth in "Director Compensation" herein, none of such directors was a party to any transaction with the Company or had any relationship that required disclosure under Item 407(e) of Regulation S-K.

                                       20

                                   PROPOSAL II
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

TERMINATION OF DELOITTE & TOUCHE LLP

      On April 5, 2007, the Company terminated Deloitte & Touche as its independent registered public accounting firm, effective immediately. The termination was recommended by the Company's Audit Committee.

      The reports of Deloitte & Touche on the consolidated financial statements of the Company as at and for the fiscal years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      During the fiscal years ended December 31, 2006 and 2005 and through the date of termination, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of
Deloitte & Touche, would have caused it to make reference thereto in its reports on the financial statements for such years.

      During the fiscal years ended December 31, 2006 and 2005 and through the date of termination, there were no events of the type described in Item
304(a)(1)(v) of Regulation S-K, other than as follows:

      In connection with management's evaluation of disclosure controls and procedures in the third quarter of 2006, management determined that a presentation error had occurred in the Company's financial statements previously filed for December 31, 2005 and the quarters ended March 31, 2006 and June 30,
2006. The error was the result of a book overdraft position being presented as a reduction of "cash and cash equivalents" rather than as an "other liability,"
and required the previously filed financial statements to be restated. As a result, management identified a material weakness in the Company's internal control over financial reporting and concluded that the disclosure controls and procedures designed for recording, processing, summarizing and reporting, on a timely basis, information required to be disclosed by the Company in reports that it files or submits under the Exchange Act and communicated to the
Company's management, including the Company's chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure, were not effective as of September 30, 2006. Subsequent to September
30, 2006, additional internal controls over financial reporting procedures were designed and implemented to address the material weakness identified above.

ENGAGEMENT OF JOHNSON LAMBERT & CO. LLP

      On April 5, 2007, the Company engaged Johnson Lambert & Co. LLP ("Johnson
Lambert") as the Company's independent registered public accountant. The engagement of Johnson Lambert was approved by the Audit Committee of the
Company's Board of Directors.

      During the years ended December 31, 2006 and 2005 and through the date of termination of Deloitte & Touche, the Company did not consult with Johnson
Lambert with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii)
any matter that was either the subject of disagreement (as defined in Item
304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item
304(a)(1)(v) of Regulation S-K.

      The Company provided Deloitte & Touche with a copy of the foregoing disclosure and requested Deloitte & Touche to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made therein. A copy of
Deloitte & Touche's letter dated April 11, 2007, is filed as Exhibit 16 to the
Current Report on Form 8-K filed by the Company with the SEC on April 11, 2007.

      Although the selection of independent auditors does not require ratification, the Board of Directors has directed that the appointment of
Johnson Lambert be submitted to stockholders for ratification due to the significance of such appointment to the Company. If stockholders do not ratify the appointment of Johnson Lambert as the Company's independent auditors, the
Audit Committee of the Board of Directors will consider the appointment of other

                                       21

certified public accountants. A representative of Johnson Lambert will be present at the Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires. The
Company does not expect that a representative of Deloitte & Touche will be present at the Meeting. The approval of the proposal to ratify the appointment of Johnson Lambert requires the affirmative vote of a majority of the Votes
Cast.

FEES

      Aggregate fees for professional services rendered to the Company by
Deloitte & Touche for the years ended December 31, 2006 and December 31, 2005, were:

                                           2006           2005
                                        ----------     ----------
Audit Fees ...........................  $  938,575     $  925,000
Audit Related Fees ...................  $   53,000           --
Tax Fees .............................  $  112,809     $  102,026
Other Fees ...........................        --             --
                                        ----------     ----------
  Total Fees .........................  $1,104,384     $1,027,026
                                        ==========     ==========

AUDIT FEES

      Audit fees for 2006 and 2005 were $938,575 and $925,000, respectiv ely, for professional services rendered for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, timely reviews of interim financial statements, consents and assistance with review of documents filed with the SEC, including the registration statement for the Company's initial public offering.

TAX FEES

      Tax fees for 2006 and 2005 were for services related to tax compliance, including the preparation of tax returns. These fees were $112,809 for 2006 and
$102,026 for 2005.

AUDIT RELATED FEES

      Audit related fees for 2006 were $53,000 and related to professional services provided during a previously disclosed special investigation relating to reservations expressed by an employee regarding the thoroughness of disclosures made to Deloitte & Touche.

ALL OTHER FEES

      There were no other fees billed by Deloitte & Touche for products and services other than those described above.

PRE-APPROVAL POLICIES AND PROCEDURES

      All audit and non-audit services to be performed by the Company's independent accountant must be approved in advance by the Audit Committee.
Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit
Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting. All of the engagements and fees for the Company's fiscal year ended
December 31, 2006 were approved by the Audit Committee.

      The Audit Committee of the Board of Directors considered whether the provision of non-audit services by Deloitte & Touche was compatible with its ability to maintain independence from an audit standpoint and concluded that
Deloitte & Touche's independence was not compromised.

                                       22

RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE
RATIFICATION OF THE APPOINTMENT OF JOHNSON LAMBERT & CO. LLP AS THE COMPANY'S
INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

                              STOCKHOLDER PROPOSALS

      In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Stockholders of the
Company, stockholder proposals for such meeting must be submitted to the Company no later than December 28, 2007.

      Under SEC rules, if the Company does not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year's proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. In connection with the Company's 2008 Annual Meeting of Stockholders, if the
Company does not have notice of a stockholder proposal on or before March 12,
2008, the Company will be permitted to use its discretionary voting authority as outlined above.

      The By-laws of the Company establish procedures for stockholder nominations for elections of directors of the Company and bringing business before any annual meeting or special meeting of stockholders of the Company. Any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, not less than 90 days nor more than
120 days prior to the first anniversary of the prior year's annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year's annual meeting, the stockholder notice must be given not more than 120 days nor less than the later of 90 days prior to the date of the annual meeting and the tenth day following the date on which the date of the annual meeting is first publicly announced or disclosed. Any notice to the Secretary must include: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the rules and regulations thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, and (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner.

      Notwithstanding anything in the previous paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased
Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by the By-laws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the
Company at the principal executive offices of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

      The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. The chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, in which event, the officer will announce that determination to the Meeting and the defective nomination will be disregarded.

                                       23

                               PROXY SOLICITATION

      The cost of soliciting proxies will be borne by the Company. The transfer agent and registrar for the Company's Common Stock, Continental Stock Transfer
and Trust Company, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation. Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers and other employees of the Company who will receive no additional compensation therefor.

      The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the
Company will reimburse such persons for their reasonable expenses.

                                  ANNUAL REPORT

      All stockholders of record as of April 12, 2007 have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report for the fiscal year ended December 31, 2006. Such report contains certified consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2006.

                                    By Order of the Company,

                                    GEORGE E. HARRIS
                                    Secretary

Dated: April 23, 2007
       North Palm Beach, Florida

      THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON
FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006 (WITHOUT EXHIBITS), AS
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TO STOCKHOLDERS OF RECORD ON
THE RECORD DATE WHO MAKE WRITTEN REQUEST THEREFOR TO GEORGE E. HARRIS,
SECRETARY, AMCOMP INCORPORATED, 701 HIGHWAY ONE, NORTH PALM BEACH, FLORIDA
33408.

                                       24

                               AMCOMP INCORPORATED

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 30, 2007

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned, a stockholder of AmCOMP Incorporated, a Delaware corporation (the "Company"), does hereby appoint Fred R. Lowe, Debra
Cerre-Ruedisili and Kumar Gursahaney, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 2007 Annual Meeting of Stockholders (the "Annual Meeting") of the Company
to be held at 9:00 a.m., local time on May 30, 2007 at the Palm Beach Gardens
Marriott, 4000 RCA Boulevard, Palm Beach Gardens, Florida 33410, and at any and
all adjournments and postponements thereof.

      This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted (1) FOR the election of all nominees listed in Proposal 1; (2) FOR the ratification of the appointment of Johnson Lambert & Co. LLP as the
Company's independent auditors; and (3) in accordance with the discretion of the proxies or proxy with respect to any other business transacted at the Annual
Meeting.

      THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

      1. Election of nominees named below to the Board of Directors of the
Company.

      / / FOR all nominees listed below (except as marked to the contrary below).

      / / WITHHOLD AUTHORITY to vote for all nominees listed below.

      Nominees:  Fred R. Lowe, Debra Cerre-Ruedisili, Sam A. Stephens, Paul
B. Queally, Donald C. Stewart and Spencer L. Cullen, Jr.

      INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

      -----------------------------------------------------------

      2. To ratify the appointment of Johnson Lambert & Co. LLP as the Company's independent auditors for the fiscal year ending December 31, 2007.

                FOR /   /          AGAINST /   /    ABSTAIN /   /

                                       25

This proxy may be revoked prior to the time it is voted by delivering to the secretary of the Company either a written revocation or a proxy bearing a later date or by appearing at the Annual Meeting and voting in person.

DATED:                    , 2007
       -------------------
                        , (L.S.)
------------------------
                                         (Signature)

                                                                           (L.S.)
                                         ---------------------------------
                                         (Signature)

                                         Your signature should appear the same
                                         as your name appears hereon. In signing
                                         as attorney, executor, administrator,
                                         trustee or guardian, please indicate
                                         the capacity in which signing. When
                                         signing as joint tenants, all parties
                                         in the joint tenancy must sign. When a
                                         proxy is given by a corporation, it
                                         should be signed by an authorized
                                         officer and the corporate seal affixed.
                                         No postage is required if mailed in the
                                         United States.

                               PLEASE ACT PROMPTLY

            PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD
                  AND RETURN IT IN THE ENCLOSED ENVELOPE TODAY